UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2025

AVIDITY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10578 Science Center Drive, Suite 125

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 401-7900

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 9, 2025, Avidity Biosciences, Inc. (“Avidity” or the “Company”) will host an investor and analyst event (the “Event”) to discuss feedback from the U.S. Food and Drug Administration (the “FDA”) regarding the potential for an accelerated approval pathway in the United States for delpacibart braxlosiran (“del-brax”) in the treatment of facioscapulohumeral muscular dystrophy (“FSHD”), initiation of its global, confirmatory Phase 3 FORWARD™ study intended to support a full approval package for del-brax, and present topline data from the dose escalation cohorts of its Phase 1/2 FORTITUDE™ clinical trial of del-brax in FSHD. The Event will begin at 8:00 a.m. Eastern Time and will be available via a live video webcast accessible under the “Events and Presentations” page in the “Investors” section of Avidity’s corporate website, at https://www.aviditybiosciences.com. During the Event, the Company will present the corporate slide presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The information contained in this Item 7.01, including in Exhibit 99.1 hereto and on Avidity’s corporate website, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On June 9, 2025, the Company announced the accelerated approval regulatory pathway in the United States is open for del-brax in the treatment of FSHD. Additionally, the Company announced that it has initiated its global, confirmatory, Phase 3 FORWARD™ study intended to support a full approval package for del-brax for people living with FSHD in the United States and additional countries around the world. In addition to the standard guidance for the accelerated approval pathway, the Company has been given detailed direction by the FDA on the necessary validation steps for the surrogate biomarker.

FORWARD is a global, confirmatory, Phase 3, randomized, placebo-controlled, double-blind, 18-month study designed to evaluate 2mg/kg of del-brax every six weeks in approximately 200 people (ages 16-70) living with FSHD. The trial will be conducted at approximately 45 global sites including in the United States, Canada, Europe and Japan. FORWARD is designed to assess key FSHD-related endpoints that measure functional mobility (10-Meter Walk-Run Test (“10MWRT”) and Timed Up and Go (“TUG”)), strength (quantitative muscle testing (“QMT”)) and patient-reported outcomes. The flexible design of FORWARD allows the Company to gather additional data from the ongoing FORTITUDE biomarker cohort and elevate any of these measures to the primary endpoint. Currently, QMT is assigned as the primary endpoint.

Additionally, on June 9, 2025, the Company announced positive topline data from the dose escalation cohorts of the del-brax Phase 1/2 FORTITUDE™ program in FSHD. The two dose escalation cohorts evaluated 39 participants on either 2 mg/kg or 4 mg/kg of del-brax versus placebo over a period of 12 months. In these cohorts, del-brax was given every six weeks for the first three months and then every 13 weeks thereafter.

Topline data from these cohorts for del-brax treated participants, compared to placebo, demonstrated:

•	Consistent improvement of functional mobility and muscle strength as measured by 10MWRT, TUG and QMT as compared to placebo;

•	Consistent improvement in multiple measures of quality of life as measured by patient reported outcomes and compared to placebo;

•	Rapid and significant reductions in levels of KHDC1L and creatine kinase, a biomarker of muscle damage; and

•	Favorable long-term safety and tolerability with most adverse events (“AEs”) mild or moderate, with no related serious or severe AEs and no discontinuations.

The most common treatment-related AEs occurring in greater than three participants were fatigue and hemoglobin decrease.

Topline data from the ongoing, fully enrolled del-brax Phase 1/2 FORTITUDE biomarker cohort are anticipated in the second quarter of 2026. The primary endpoint of the FORTITUDE biomarker cohort is reduction of KHDC1L, a novel DUX4-regulated circulating biomarker. The Company anticipates submitting a biologics license application (BLA) for accelerated approval of del-brax to the FDA in the second half of 2026.

Forward-Looking Statements

Avidity cautions readers that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Avidity’s plans to submit a BLA for accelerated approval of del-brax and the timing thereof; the potential for del-brax to achieve accelerated and full approval from the FDA and the timing thereof; the status of accelerated approval as a regulatory pathway for del-brax; the use of KHDC1L as the primary endpoint in the FORTITUDE™ biomarker cohort; biomarker selection and data from the study of del-brax; topline data from the biomarker cohort of the FORTITUDE™ trial and the timing thereof; characterization of data from the FORTITUDE trial; Avidity’s plans to pursue full, global approval for del-brax; the potential for del-brax to improve the lives of people with FSHD; the status of the FORTITUDE trial and the cohorts therein, and the FORWARD™ trial, including without limitation progress, initiation, enrollment, design, goals and dosage levels and frequencies.

The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in Avidity’s business and beyond its control, including, without limitation: the data and results produced from the FORTITUDE trial as of the most recent cutoff dates may not be indicative of final results, may not support BLA submission or accelerated approval, may not be satisfactory to the FDA and other regulators, and new analyses of existing data and results may produce different conclusions than established as of the date hereof; data delivered to the FDA may not support accelerated approval pathways or BLA submissions and may not be satisfactory to the FDA, including as a result of our inability to establish that a novel biomarker may serve as a surrogate endpoint reasonably likely to predict a clinical benefit; even if approved, Avidity may not be able to execute any successful product launches; unexpected adverse side effects to, or inadequate efficacy of, del-brax that may delay or limit its development, regulatory approval and/or commercialization; later developments with the FDA and other global regulators that could be inconsistent with the feedback received to date; Avidity’s approach to the discovery and development of product candidates based on its AOC™ platform is unproven and may not produce any products of commercial value; potential delays in the commencement, enrollment, data readouts and completion of clinical trials; Avidity’s dependence on third parties in connection with clinical testing and product manufacturing; legislative, judicial and regulatory developments in the United States and foreign countries; Avidity could exhaust its available capital resources sooner than it currently expects; and other risks described in Avidity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Slide Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: June 9, 2025	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer